EXHIBIT 99.1

1606 Corp. Announces Transition to OTCID Tier, Marking a Major Step for the Company

PHOENIX, AZ – May 20, 2025 – 1606 Corp. (OTC: CBDW) (the “Company”) is pleased to announce that, effective July 1, 2025, the Company will be moving from the OTC Pink to the OTC ID designation within the OTC Markets platform. This upgrade represents a meaningful advancement in the Company’s transparency, regulatory compliance, and overall market visibility as it continues to position itself for long-term growth.

Over the past year, 1606 Corp. has made significant strides operationally, strategically, and financially that aligns with the Company's long-term goals and shareholder value strategy. We believe this also puts the Company in position for a future listing on a senior exchange such as NASDAQ or another national market that best serves the interests of its shareholders.

“This transition to OTCID is a milestone that reflects our deep commitment to transparency, credibility, and building long-term investor confidence,” said Austen Lambrecht, CEO of 1606 Corp. “It’s an important step forward, but it’s also just the beginning. We are focused on scaling our business in a sustainable way that supports our vision for the future.”

As 1606 Corp. continues to expand its footprint and strengthen its operations, the shift to OTCID underscores the Company’s evolving leadership and its clear focus on long-term value creation.

Successful 10-Q Filling

We are pleased to announce that we have timely filed our Quarterly Report on Form 10-Q for the first quarter of the year 2025. This filing reflects our ongoing commitment to transparency and regulatory compliance, providing detailed insights into our financial performance and operational activities. We are proud to have remained current with all SEC filings since our inception.

About 1606 Corp.

1606 Corp. stands at the forefront of technological innovation, particularly in AI Chatbots. Our mission is to revolutionize customer service, addressing the most significant challenges faced by consumers in the digital marketplace. We are dedicated to transforming the IR industry through cutting-edge AI centric solutions, ensuring a seamless and efficient customer experience. As a visionary enterprise, 1606 Corp. equips businesses with the advanced tools they need to excel in the competitive digital landscape. Our commitment to innovation and quality positions us as a leader in the field, driving the industry forward and setting new benchmarks for success and customer satisfaction.

For more information, please visit cbdw.ai.

Industry Information

The global AI market, valued at $428 billion in 2022, is anticipated to reach $2.25 trillion by 2030, with a compound annual growth rate (CAGR) ranging from 33.2% to 38.1%. The sector is expected to employ 97 million individuals by 2025, reflecting its expansive and significant impact. This potential growth presents a compelling opportunity for investors and industry professionals interested in the AI sector.

Forward-Looking Statements

This press release contains forward-looking statements. These statements are made under the “safe harbor” provisions of the U.S. Private Securities Litigation Reform Act of 1995. Statements that are not historical facts, including statements about the Company’s beliefs and expectations, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and a number of factors could cause actual results to differ materially from those contained in any forward-looking statement. These factors include, but are not limited to reliance on unaudited statements, the Company's need for additional funding, the impact of competitive products and services and pricing, the demand for the Company's products and services, and other risks that are detailed from time-to-time in the Company's filings with the United States SEC. The foregoing list of factors is not exhaustive. Readers should carefully consider the foregoing factors and the other risks and uncertainties discussed in the Company’s most recent reports on Forms 10-K and 10-Q, particularly the “Risk Factors” sections of those reports, and in other documents the Company has filed, or will file, with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and do not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise.

Company Contact:

Austen Lambrecht

CEO, 1606 Corp.

austen@1606corp.com

cbdw.ai

SOURCE: 1606 Corp.

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